Exhibit 99.1

Planet Reports Financial Results for Third Quarter of Fiscal Year 2026

Delivered Record Revenue in Q3 of $81 Million, Up +33% YoY

Increased RPOs +361% YoY to $672 Million; Backlog +216% YoY to $734 Million

Generated $114 Million of Year-to-Date Net Cash Provided by Operating Activities

End of Period Cash, Cash Equivalents, and Short-Term Investments Increased 180% YoY to $677 Million

Successfully Launched 2 High Resolution Pelican Satellites & 36 SuperDove Satellites

San Francisco, CA – December 10, 2025 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about change on Earth, today announced financial results for the period ended October 31, 2025.

“We delivered a strong third quarter, marked by continued momentum in the business, accelerated revenue growth, and excellent progress on our profitability goals. We’re seeing strong traction with our AI-enabled global monitoring solutions, demonstrated by our recent award under the NGA’s Luno B program and expansion with NATO. We’re announcing our acquisition of Bedrock Research, an AI-enabled solutions company, to accelerate our roadmap in support of this demand,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “Since the end of the quarter, we have successfully launched another 2 Pelican satellites as well as 36 Super Doves and announced an R&D initiative with Google to explore scaled AI computing in space.”

Ashley Johnson, Planet’s President and Chief Financial Officer, added, “We delivered record revenue, our fourth consecutive quarter of adjusted EBITDA profitability, and our third consecutive quarter of positive free cash flow.” Ms. Johnson continued, “We are pleased to have raised $460 million of convertible debt to strengthen our balance sheet, ending the quarter with approximately $677 million of cash, cash equivalents, and short-term investments.”

Third Quarter of Fiscal Year 2026 Financial and Key Metric Highlights:

•
Third quarter revenue increased 33% year-over-year to a record $81.3 million.
•
Percent of recurring annual contract value (ACV) for the third quarter was 97%.
•
Third quarter gross margin was 57%, compared to 61% in the third quarter of fiscal year 2025.
•
Third quarter non-GAAP gross margin was 60%, compared to 64% in the third quarter of fiscal year 2025.
•
Third quarter net loss was ($59.2) million, compared to ($20.1) million in the third quarter of fiscal year 2025.
•
Third quarter adjusted EBITDA was $5.6 million of profit, compared to a ($0.2) million loss in the third quarter of fiscal year 2025.
•
Third quarter GAAP net loss per share was ($0.19) and non-GAAP net loss per share was ($0.00).
•
Year-to-date net cash provided by operating activities was $113.7 million, and year-to-date free cash flow was $55.2 million.
•
Ended the quarter with $677.3 million in cash, cash equivalents and short-term investments.

Please see “Planet’s Use of Non-GAAP Financial Measures” below for a discussion on how Planet calculates the non-GAAP financial measures presented herein. In addition, reconciliations to the most directly comparable U.S. GAAP financial measures are provided in the tables at the end of this release.

Recent Business Highlights:

Growing Customer and Partner Relationships

•
National Geospatial-Intelligence Agency: As announced in October, Planet received a $12.8 million initial prime contractor award from the NGA under the Luno B program. The award, which was won with partner SynMax, is for Advanced Analytics for Maritime Operations and Reconnaissance. Under this program, Planet and SynMax will provide the NGA with AI-enabled Maritime Domain Awareness solutions, which include vessel detections and monitoring over key areas of interest in Asia-Pacific.
•
National Reconnaissance Office: The NRO renewed its baseline contract for PlanetScope broad area monitoring data under the Electro-Optical Commercial Layer program for $13.2 million through June 2026. Planet was also awarded a Contract Line Item Number (CLIN) on its existing EOCL contract that establishes the framework for NRO to order high-resolution Pelican imagery.
•
National Aeronautics and Space Administration: During Q3, NASA awarded Planet a task order for $13.5 million under the Commercial Satellite Data Acquisition (CSDA) contract to continue providing PlanetScope data in support of the agency’s Earth science mission. In November, Planet received an additional task order for $900,000 for high resolution tasked imagery to support disaster response and recovery.
•
U.S. Navy: As announced in October, Planet was awarded a six month, $7.5 million contract renewal by the U.S. Navy, for vessel detection and monitoring over key areas of interest throughout the Pacific.
•
NATO: In November, NATO awarded Planet a seven-figure contract expansion to deliver persistent space-based surveillance and enhanced indications and warnings. The short-term contract will expand NATO’s use of Planet global monitoring solutions.
•
International Defense & Intelligence Customer: As previously announced, Planet won an 8 figure renewal with a longstanding international defense and intelligence customer for high-resolution imagery.
•
AXA Digital Commercial Platform: Planet has signed a new operational contract with AXA DCP, an affiliate of one of the world's leading insurance groups, following a successful Proof of Concept. AXA DCP will integrate data from Planet Basemaps, medium-resolution monitoring satellites, and high-resolution tasking fleets directly into its DCP application to enhance claim processing efficiency and accuracy for property management.
•
Tennessee Department of Environment and Conservation: Planet and partner Skytec won a new contract with the Tennessee Department of Environment and Conservation to monitor and track wetlands health in Tennessee. The multi-year, $1.2 million contract provides TDEC with Planet’s broad area monitoring product, which in turn powers Skytec’s Wetland Identification Model, helping the state better monitor, protect, and plan around critical ecosystems.

New Technologies and Products

•
Successfully Launched 2 High Resolution Pelican Satellites and 36 SuperDove Satellites: On November 28, 2025, Planet’s cutting edge Pelican and SuperDove satellites were launched to orbit aboard a SpaceX launch vehicle. Planet has successfully contacted Pelican-3, Pelican-4, and all 36 SuperDoves, and they are now undergoing routine commissioning.
•
Berlin Satellite Manufacturing Facility: Planet announced plans to open a new satellite manufacturing facility for the production of next-generation, high-resolution Pelican satellites in Germany. This strategic decision is intended to help Planet meet growing demand from the European market.

•
Owl Next Generation Monitoring: Planet announced its plan for Owl, the Next Generation Monitoring fleet. Owl is designed for near-daily, 1 meter class imagery at a low latency. The first tech demo is currently scheduled for late 2026. The satellite design includes NVIDIA graphics processing units to enable AI at the edge and is expected to upgrade the SuperDove constellation over time.
•
Bedrock Research: In November, Planet acquired Bedrock Research, an AI solutions company based in Denver, Colorado. The Bedrock team brings expertise at the intersection of remote sensing, AI, and national security. They have developed a proven and effective workflow for applying AI to Planet’s data to build and scale global monitoring solutions, particularly in the Defense & Intelligence sector.
•
Google: Google has partnered with Planet to support a research initiative called Project Suncatcher. As previously announced, Suncatcher aims to put Google’s Tensor Processing Units (TPUs) in space, where they can leverage the energy of the sun and shed excess heat into the cold of space. Suncatcher is synergistic with Planet’s technology development roadmap for its next generation Owl satellite, leveraging the same satellite bus. The ultimate goal of the project is to explore the opportunity for scaled Artificial Intelligence computing in space. Planet is contracted to deploy two prototype satellites, targeting launch in 2027.

Financial Outlook

For the fourth quarter of fiscal year 2026, ending January 31, 2026, Planet expects revenue to be in the range of approximately $76 million to $80 million. Non-GAAP gross margin is expected to be in the range of approximately 50% to 52%. Adjusted EBITDA loss is expected to be in the range of approximately ($7) million to ($5) million for the quarter. Capital expenditures are expected to be in the range of approximately $22 million and $26 million for the quarter.

For the full fiscal year 2026, Planet expects revenue to be in the range of approximately $297 million to $301 million. Non-GAAP gross margin is expected to be in the range of approximately 57% to 58%. Adjusted EBITDA profit is expected to be in the range of approximately $6 million and $8 million. Capital expenditures are expected to be in the range of approximately $81 million and $85 million for the year.

Planet has not reconciled its non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses and depreciation and amortization are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the fourth quarter of fiscal year 2026 and full fiscal year 2026 will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Planet’s non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, December 10, 2025. The webcast can be accessed at www.planet.com/investors/. The webcast replay will be available at the same location approximately two hours following the event and will remain accessible for at least 1 year. If you would prefer to register for the conference call, please go to the following link: https://events.q4inc.com/attendee/821439372. You will then receive your access details via email.

Additionally, a supplemental presentation has been provided on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X (formerly Twitter) or tune in to HBO’s ‘Wild Wild Space’.

Channels for Disclosure of Information

Planet intends to announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investors.planet.com) and its blog (planet.com/pulse) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. It is possible that the information Planet posts on its blog could be deemed to be material information. As such, Planet encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Planet’s Use of Non-GAAP Financial Measures

This press release includes non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described further below, non-GAAP loss from operations, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, backlog and free cash flow, which are non-GAAP measures the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies, which may have different definitions from the Company’s. Further, certain of the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of its compensation strategy.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP gross profit as gross profit adjusted for stock-based compensation, amortization of acquired intangible assets, and restructuring costs. The Company defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.

Non-GAAP Expenses: The Company defines and calculates non-GAAP cost of revenue, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, and non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and certain litigation expenses, that are classified within each of the corresponding U.S. GAAP financial measures.

Non-GAAP Loss from Operations: The Company defines and calculates non-GAAP loss from operations as loss from operations adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs,and certain litigation expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Diluted Share: The Company defines and calculates non-GAAP net income (loss) as net loss adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expense, change in fair value of warrant liabilities, and the income tax effects of the non-GAAP adjustments. The Company defines and calculates non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by diluted weighted-average common shares outstanding.

Beginning in the three months ended October 31, 2025, the Company revised its definition of Non-GAAP Net Income (Loss) to exclude the impact of the change in fair value of warrant liabilities. Management believes that the impact from the change in fair value of warrant liabilities is not indicative of the core operating performance of the Company due to volatility related to the Company's stock price. The comparable prior period figures have been retrospectively adjusted to conform to this new presentation.

Adjusted EBITDA: The Company defines and calculates adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax provision and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of warrant liabilities, other income (expense), net, restructuring costs, and certain litigation expenses.

The Company presents non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described above, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per diluted share and adjusted EBITDA because the Company believes these measures are frequently used by analysts, investors and other interested parties to evaluate companies in Planet’s industry and facilitates comparisons on a consistent basis across reporting periods. Further, the Company believes these measures are helpful in highlighting trends in its operating results because they exclude items that are not indicative of the Company’s core operating performance.

Backlog: The Company defines and calculates backlog as remaining performance obligations plus the cancelable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty and written orders where funding has not been appropriated. Backlog does not include unexercised contract options. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable contracted revenue that will be invoiced and recognized in revenue in future periods. Remaining performance obligations do not include contracts which provide the customer with a right to terminate for convenience without incurring a substantive termination penalty, written orders where funding has not been appropriated and unexercised contract options.

An increasing and meaningful portion of the Company’s revenue is generated from contracts with the U.S. government and other government customers. Cancellation provisions, such as termination for convenience clauses, are common in contracts with the U.S. government and certain other government customers. The Company presents backlog because the portion of its customer contracts with such cancellation provisions represents a meaningful amount of the Company’s expected future revenues. Management uses backlog to more effectively forecast the Company’s future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes backlog is useful for investors in forecasting the Company’s future results and understanding the growth of its business. Customer cancellation provisions relating to termination for convenience clauses and funding appropriation requirements are outside of the Company’s control, and as a result, the Company may fail to realize the full value of such contracts.

Free Cash Flow: The Company defines and calculates free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs.

The Company presents free cash flow because it believes free cash flow provides useful supplemental information to help investors understand underlying trends in the Company’s business and liquidity. Management uses free cash flow, in addition to GAAP measures, to help manage our business, prepare budgets, and for annual planning.

Other Key Metrics

ACV and EoP ACV Book of Business: In connection with the calculation of several of the key operational and business metrics we utilize, the Company calculates annual contract value (“ACV”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract, excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.

The Company also calculates EoP ACV book of business in connection with the calculation of several of the key operational and business metrics we utilize. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Planet Insights Platform self-service paying users, as well as the value of any satellite services contracts. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed or extended, the ACV is excluded from the EoP ACV book of business. The Company does not annualize short-term contracts in calculating its EoP ACV book of business. The Company calculates the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior 12-month period.

Percent of Recurring ACV: Percent of recurring ACV is the portion of the total EoP ACV book of business that is recurring in nature. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. The Company defines percent of recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts (excluding customers that are exclusively Planet Insights Platform self-service paying users) divided by the total dollar value of all contracts in our EoP ACV book of business. The Company believes percent of recurring ACV is useful to investors to better understand how much of the Company’s revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. The Company tracks percent of recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of percent of recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining EoP ACV book of business, which is used as part of the calculation of percent of recurring ACV.

EoP Customer Count: The Company defines EoP customer count as the total count of all existing customers at the end of the period excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users. For EoP customer count, the Company defines existing customers as customers with an active contract with the Company at the end of the reported period. For the purpose of this metric, the Company defines a customer as a distinct entity that uses the Company’s data or services. The Company sells directly to customers, as well as indirectly through its partner network. If a partner does not provide the end customer’s name, then the partner is reported as the customer. Each customer, regardless of the number of active opportunities with the Company, is counted only once. For example, if a customer utilizes multiple products of Planet, the Company only counts that customer once for purposes of EoP customer count. A customer with multiple divisions, segments, or subsidiaries are also counted as a single unique customer based on the parent organization or parent account. For EoP customer count, the Company does not include users that only utilize the Company’s self-service Planet Insights Platform web based ordering system, which the Company acquired in August 2023, and which offers standard starter packages on a monthly or annual basis. The Company believes excluding these users from EoP customer count creates a more useful metric, as the Company views the Planet Insights Platform starter packages as entry points for smaller accounts, leading to broader awareness of the Company’s solutions throughout their networks and organizations. The Company believes EoP customer count is a useful metric for investors and management to track as it is an important indicator of the broader adoption of the Company’s platform and is a measure of the Company’s success in growing its market presence and penetration. Management applies judgment as to which customers are deemed to have an active contract in a period, as well as whether a customer is a distinct entity that uses the Company’s data or services.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines capital expenditures as a percentage of revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital expenditures as a percentage of revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes capital expenditures as a percentage of revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Net Dollar Retention Rate: The Company defines Net Dollar Retention Rate as the percentage of ACV generated by existing customers in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company defines existing customers as customers with an active contract with the Company. The Company believes Net Dollar Retention Rate is a useful metric for investors as it can be used to measure its ability to retain and grow revenue generated from its existing customers, on which its ability to drive long-term growth and profitability is, in part, dependent. The Company uses Net Dollar Retention Rate to assess customer adoption of new products, inform opportunities to make improvements across its products, identify opportunities to improve operations, and manage go to market functions, as well as to understand how much future growth may come from cross-selling and up-selling customers. Management applies judgment in determining the value of active contracts in a given period, as set forth in the definition of ACV.

Net Dollar Retention Rate including Winbacks: The Company assesses two metrics for net dollar retention–Net Dollar Retention Rate, as described above, and Net Dollar Retention Rate including winbacks. A winback is a previously existing customer that was inactive at the start of the measurement period but has reactivated during the measurement period. The reactivation period must be within 24 months from the last active contract with the customer; otherwise, the customer is counted as a new customer and therefore excluded from the retention rate metrics. The Company defines Net Dollar Retention Rate including winbacks as the percentage of ACV generated by existing customers and winbacks in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company believes this metric is useful to investors as it captures the value of customer contracts that resume business with the Company after being inactive and thereby provides a quantification of the Company’s ability to recapture lost business. Management uses this metric to understand the adoption of our products and long-term customer retention, as well as the success of marketing campaigns and sales initiatives in re-engaging inactive customers. Beyond the judgments underlying managements’ calculation of Net Dollar Retention Rate set forth above, there are no additional assumptions or estimates made in connection with Net Dollar Retention Rate including winbacks.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue,” “positioned,” “structured” or the negative of these words or other similar terms or expressions that concern Planet’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Planet’s financial guidance and outlook, expected financial and operating results, the expected value of contracts that Planet has entered into and the timing and amount of revenue that Planet will recognize, Planet’s growth opportunities, Planet’s expectations regarding future product development and performance, including with respect to AI, Planet’s expectations regarding the launch and operations of its satellites, including with respect to timing, and Planet’s expectations regarding its strategies with respect to its markets and customers, including trends in customer demand. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding Planet’s ability to forecast Planet’s performance due to Planet’s limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet’s filings with the Securities and Exchange Commission (“SEC”), including Planet’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent filings with the SEC that Planet may make. All forward-looking statements reflect Planet’s beliefs and assumptions only as of the date of this press release. Planet undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law. Planet’s results for the quarter ended October 31, 2025, are not necessarily indicative of its operating results for any future periods.

PLANET

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and par value amounts)	October 31, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$443,349	$118,048
Restricted cash and cash equivalents, current	906	6,598
Short-term investments	233,975	104,027
Accounts receivable, net	46,332	55,833
Prepaid expenses and other current assets	29,581	17,719
Total current assets	754,143	302,225
Property and equipment, net	145,084	121,749
Capitalized internal-use software, net	21,062	18,974
Goodwill	138,954	136,349
Intangible assets, net	25,537	27,452
Restricted cash and cash equivalents, non-current	5,367	5,348
Operating lease right-of-use assets	13,950	19,752
Other non-current assets	1,963	1,947
Total assets	$1,106,060	$633,796
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,448	$2,604
Accrued and other current liabilities	28,652	42,600
Deferred revenue	145,857	82,275
Liability from early exercise of stock options	2,689	5,378
Operating lease liabilities, current	7,943	9,221
Total current liabilities	188,589	142,078
Deferred revenue	48,332	11,182
Deferred hosting costs	5,273	5,368
Public and private placement warrant liabilities	56,820	18,077
Operating lease liabilities, non-current	7,209	12,392
Contingent consideration	3,601	2,883
Convertible notes	446,201	—
Other non-current liabilities	477	530
Total liabilities	756,502	192,510
Stockholders’ equity
Common stock	28	28
Additional paid-in capital	1,642,478	1,645,356
Accumulated other comprehensive income (loss)	4,458	(1,097)
Accumulated deficit	(1,297,406)	(1,203,001)
Total stockholders’ equity	349,558	441,286
Total liabilities and stockholders’ equity	$1,106,060	$633,796

PLANET

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except share and per share amounts)	2025	2024	2025	2024
Revenue	$81,254	$61,266	$220,905	$182,798
Cost of revenue	34,670	23,749	95,450	81,288
Gross profit	46,584	37,517	125,455	101,510
Operating expenses
Research and development	27,327	25,216	74,556	78,055
Sales and marketing	18,783	16,795	52,671	62,013
General and administrative	18,814	18,114	57,299	58,198
Total operating expenses	64,924	60,125	184,526	198,266
Loss from operations	(18,340)	(22,608)	(59,071)	(96,756)
Interest income	4,414	2,414	8,470	8,292
Interest expense	(1,020)	(277)	(1,845)	(555)
Change in fair value of warrant liabilities	(43,473)	198	(38,765)	1,126
Other income (expense), net	18	217	(985)	1,215
Total other income (expense), net	(40,061)	2,552	(33,125)	10,078
Loss before provision for income taxes	(58,401)	(20,056)	(92,196)	(86,678)
Provision for income taxes	784	25	2,209	1,364
Net loss	$(59,185)	$(20,081)	$(94,405)	$(88,042)
Basic and diluted net loss per share attributable to common stockholders	$(0.19)	$(0.07)	$(0.31)	$(0.30)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	309,248,247	293,338,324	304,595,506	290,674,554

PLANET

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
Net loss	$(59,185)	$(20,081)	$(94,405)	$(88,042)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	487	52	5,553	(159)
Change in fair value of available-for-sale securities	119	48	2	(88)
Other comprehensive income (loss), net of tax	606	100	5,555	(247)
Comprehensive loss	$(58,579)	$(19,981)	$(88,850)	$(88,289)

PLANET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended October 31,
(in thousands)	2025	2024
Operating activities
Net loss	$(94,405)	$(88,042)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	31,612	36,365
Stock-based compensation, net of capitalized cost	39,471	36,467
Change in fair value of warrant liabilities	38,765	(1,126)
Change in fair value of contingent consideration	2,071	3,161
Other	1,772	(932)
Changes in operating assets and liabilities
Accounts receivable	7,344	5,487
Prepaid expenses and other assets	1,052	8,499
Accounts payable, accrued and other liabilities	(10,320)	(7,731)
Deferred revenue	96,623	71
Deferred hosting costs	(272)	(298)
Net cash provided by (used in) operating activities	113,713	(8,079)
Investing activities
Purchases of property and equipment	(55,114)	(32,694)
Capitalized internal-use software	(3,398)	(4,145)
Maturities of available-for-sale securities	45,017	57,046
Sales of available-for-sale securities	33,079	162,341
Purchases of available-for-sale securities	(207,138)	(105,582)
Business acquisition, net of cash acquired	—	(1,068)
Purchases of licensed imagery intangible assets	(1,153)	(4,558)
Other	—	(300)
Net cash provided by (used in) investing activities	(188,707)	71,040
Financing activities
Proceeds from the exercise of common stock options	19,932	332
Payments for withholding taxes related to the net share settlement of equity awards	(28,319)	(7,328)
Proceeds from employee stock purchase program	1,851	1,083
Payments of contingent consideration for business acquisitions	(4,047)	(8,783)
Payment of indemnification holdback for business acquisition	(5,000)	—
Proceeds from issuance of convertible notes, net of discount	448,759	—
Payment of debt issuance costs	(2,929)	—
Proceeds from the exercise of warrants	64	—
Purchase of capped call transactions	(39,560)	—
Other	(2,659)	(606)
Net cash provided by (used in) financing activities	388,092	(15,302)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	6,530	74
Net increase in cash and cash equivalents, and restricted cash and cash equivalents	319,628	47,733
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	129,994	102,198
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$449,622	$149,931

PLANET

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
Net loss	$(59,185)	$(20,081)	$(94,405)	$(88,042)
Interest income	(4,414)	(2,414)	(8,470)	(8,292)
Interest expense	1,020	277	1,845	555
Income tax provision	784	25	2,209	1,364
Depreciation and amortization	9,908	10,117	31,612	36,365
Change in fair value of warrant liabilities	43,473	(198)	38,765	(1,126)
Stock-based compensation	13,473	11,829	39,471	36,467
Restructuring costs (1)	—	25	20	10,524
Certain litigation expenses (2)	575	395	1,190	395
Other (income) expense, net	(18)	(217)	985	(1,215)
Adjusted EBITDA	$5,616	$(242)	$13,222	$(13,005)

(1) As part of the 2024 headcount reduction, we recognized immaterial severance and other employee costs for the three months ended October 31, 2024 and $10.5 million of severance and other employee costs for the nine months ended October 31, 2024. For the three and nine months ended October 31, 2024, the restructuring related stock-based compensation benefits of $1.4 million is included on its respective line item.

(2) Expenses relating to the Delaware class action legal proceeding.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands)	2025	2024	2025	2024
Reconciliation of cost of revenue:
GAAP cost of revenue	$34,670	$23,749	$95,450	$81,288
Less: Stock-based compensation	1,707	745	5,120	2,563
Less: Amortization of acquired intangible assets	713	759	2,112	2,298
Less: Restructuring costs	—	128	15	1,312
Non-GAAP cost of revenue	$32,250	$22,117	$88,203	$75,115

Reconciliation of gross profit:
GAAP gross profit	$46,584	$37,517	$125,455	$101,510
Add: Stock-based compensation	1,707	745	5,120	2,563
Add: Amortization of acquired intangible assets	713	759	2,112	2,298
Add: Restructuring costs	—	128	15	1,312
Non-GAAP gross profit	$49,004	$39,149	$132,702	$107,683
GAAP gross margin	57%	61%	57%	56%
Non-GAAP gross margin	60%	64%	60%	59%

Reconciliation of operating expenses:
GAAP research and development	$27,327	$25,216	$74,556	$78,055
Less: Stock-based compensation	4,618	4,294	12,987	12,120
Less: Restructuring costs	—	(76)	—	3,464
Non-GAAP research and development	$22,709	$20,998	$61,569	$62,471
GAAP sales and marketing	$18,783	$16,795	$52,671	$62,013
Less: Stock-based compensation	2,014	1,655	5,953	6,863
Less: Amortization of acquired intangible assets	132	129	356	473
Less: Restructuring costs	—	24	6	4,457
Non-GAAP sales and marketing	$16,637	$14,987	$46,356	$50,220
GAAP general and administrative	$18,814	$18,114	$57,299	$58,198
Less: Stock-based compensation	5,134	5,135	15,411	14,921
Less: Amortization of acquired intangible assets	23	36	89	151
Less: Restructuring costs	—	(51)	(1)	1,291
Less: Certain litigation expenses	575	395	1,190	395
Non-GAAP general and administrative	$13,082	$12,599	$40,610	$41,440

Reconciliation of loss from operations
GAAP loss from operations	$(18,340)	$(22,608)	$(59,071)	$(96,756)
Add: Stock-based compensation	13,473	11,829	39,471	36,467
Add: Amortization of acquired intangible assets	868	924	2,557	2,922
Add: Restructuring costs	—	25	20	10,524
Add: Certain litigation expenses	575	395	1,190	395
Non-GAAP loss from operations	$(3,424)	$(9,435)	$(15,833)	$(46,448)

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands, except share and per share amounts)	2025	2024	2025	2024
Reconciliation of net loss
GAAP net loss	$(59,185)	$(20,081)	$(94,405)	$(88,042)
Add: Stock-based compensation	13,473	11,829	39,471	36,467
Add: Amortization of acquired intangible assets	868	924	2,557	2,922
Add: Restructuring costs	—	25	20	10,524
Add: Certain litigation expenses	575	395	1,190	395
Add: Change in fair value of warrant liabilities (1)	43,473	(198)	38,765	(1,126)
Income tax effect of non-GAAP adjustments	(118)	(914)	—	(1,326)
Non-GAAP net loss	$(914)	$(8,020)	$(12,402)	$(40,186)

Reconciliation of net loss per share, diluted
GAAP net loss	$(59,185)	$(20,081)	$(94,405)	$(88,042)
Non-GAAP net loss	$(914)	$(8,020)	$(12,402)	$(40,186)

GAAP net loss per share, basic and diluted (2)	$(0.19)	$(0.07)	$(0.31)	$(0.30)
Add: Stock-based compensation	0.04	0.04	0.13	0.13
Add: Amortization of acquired intangible assets	0.00	0.00	0.01	0.01
Add: Restructuring costs	—	0.00	0.00	0.04
Add: Certain litigation expenses	0.00	0.00	0.00	0.00
Add: Change in fair value of warrant liabilities (1)	0.14	(0.00)	0.13	(0.00)
Income tax effect of non-GAAP adjustments	(0.00)	(0.00)	—	(0.00)
Non-GAAP net loss per share, diluted (3) (4)	$(0.00)	$(0.03)	$(0.04)	$(0.14)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted (2)	309,248,247	293,338,324	304,595,506	290,674,554
Weighted-average shares used in computing Non-GAAP net loss per share, diluted (3)	309,248,247	293,338,324	304,595,506	290,674,554

(1) Beginning in the three months ended October 31, 2025, the Company revised its definition of Non-GAAP Net Income (Loss) to exclude the impact of the change in fair value of warrant liabilities. Management believes that the impact from the change in fair value of warrant liabilities is not indicative of the core operating performance of the Company due to volatility related to the Company's stock price. The comparable prior period figures have been retrospectively adjusted to conform to this new presentation.

(2) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(3) Non-GAAP net loss per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(4) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

The table below reconciles Backlog to remaining performance obligations for the periods indicated:

(in thousands)	October 31, 2025	January 31, 2025
Remaining performance obligations	$672,470	$412,829
Cancelable amount of contract value	62,001	90,920
Backlog	$734,471	$503,749

For remaining performance obligations as of October 31, 2025, the Company expects to recognize approximately 33% within the next 12 months, approximately 59% within the next 24 months, and the remainder thereafter. For Backlog as of October 31, 2025, the Company expects to recognize approximately 37% within the next 12 months, approximately 61% within the next 24 months, and the remainder thereafter.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

The table below reconciles free cash flow to net cash provided by (used in) operating activities for the periods indicated:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$28,593	$4,076	$113,713	$(8,079)
Purchases of property and equipment	(26,704)	(7,633)	(55,114)	(32,694)
Capitalized internal-use software	(978)	(1,229)	(3,398)	(4,145)
Free cash flow	$911	$(4,786)	$55,201	$(44,918)

Investor Contact

Cleo Palmer-Poroner

Planet Labs PBC

ir@planet.com

Press Contact

Trevor Hammond

Planet Labs PBC

comms@planet.com